Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Arbitrage Fund and to the use of our report dated July 13, 2007 on the financial statements and financial highlights of The Arbitrage Fund. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

/s/ TAIT, WELLER & BAKER LLP TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 28, 2007